                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form S-3 (the  "Registration  Statement") of our report dated March
16,  2003  relating  to the  financial  statements,  which  appears in  Hallmark
Financial Services,  Inc.'s (the "Company") Annual Report on Form 10-KSB for the
year ended December 31, 2002. We also consent to the  incorporation by reference in such Registration  Statement of our reports dated February 12, 2003 and April
14, 2003  relating  to the  combined  financial  statements  of Millers  General
Agency, Inc., Effective Litigation Management,  Inc. and Financial and Actuarial
Resources,  Inc. and the  financial  statements of Phoenix  Indemnity  Insurance
Company, respectively,  which reports appear in the Company's current reports on
Form 8-K/A filed  February  14, 2003 and April 14, 2003,  respectively.  We also consent to the reference to us under the heading  "Experts" in such Registration
Statement.

PricewaterhouseCoopers LLP
Dallas Texas

May 29, 2003